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                                                                   EXHIBIT 23.2

  We consent to the reference of our firm under the caption "Experts" and to the use of our report dated June 13, 1996 for Bagels Unlimited, Inc., in the Registration statement (Form S-1 No. 33-0000000) and the related Prospectus of BAB Holdings, Inc. for the registration of 3,800,000 shares of its common stock.

                                          Muehl, Steffes & Krueger, S.C.

October 31, 1996